UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2011 (October 27, 2011)

Global Income Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-158478	26-4386951
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 South Orange Avenue

Orlando, Florida 32801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01	Financial Statements and Exhibits.

On October 27, 2011, Global Income Trust, Inc. (the “Company”) filed a Form 8-K disclosing our acquisition of a Class A office building known as Heritage Commons IV, located on approximately ten acres of land in the Fort Worth, Texas metropolitan area (the land and building are collectively referred to as the “Heritage Commons IV”) on October 27, 2011 from an unaffiliated third party.

The Form 8-K is hereby amended to include the required financial information.

(a) Financial Statements of Business Acquired.

Heritage Commons IV:

Statements of Revenues and Certain Expenses:

Report of Independent Certified Public Accountants

Statements of Revenues and Certain Expenses for the Year Ended December 31, 2010 and the Nine Months Ended September 30, 2011 (Unaudited)

Notes to Statements of Revenues and Certain Expenses

(b) Pro Forma Financial Information.

Global Income Trust, Inc. and Subsidiaries:

Unaudited Pro Forma Consolidated Financial Statements:

Unaudited Pro Forma Consolidated Balance Sheet at September 30, 2011

Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2010

Unaudited Pro Forma Consolidated Statement of Operations for the Nine Months Ended September 30, 2011

Notes to Unaudited Pro Forma Consolidated Financial Statements

Certain statements in this report are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, actual results could differ materially from those set forth in the forward-looking statements. Given these uncertainties, the Company cautions investors and potential investors not to place undue reliance on such statements. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 13, 2011	GLOBAL INCOME TRUST, INC.

	By:	/s/ Robert A. Bourne
	Name:	Robert A. Bourne
	Title:	Chief Executive Officer

Report of Independent Certified Public Accountants

To the Stockholders of Global Income Trust, Inc.:

We have audited the accompanying statement of revenues and certain expenses (the “Statement”) of Heritage Commons IV for the year ended December 31, 2010. This Statement is the responsibility of management. Our responsibility is to express an opinion on this Statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for incorporation by reference in the registration statement on Form S-11 of Global Income Trust, Inc.), as described in Note 1 and is not intended to be a complete presentation of Heritage Commons IV’s revenues and expenses.

In our opinion, the Statement referred to above presents fairly, in all material respects, the revenues and certain expenses, as described in Note 1, of Heritage Commons IV for the year ended December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

Orlando, Florida

December 6, 2011

Heritage Commons IV

Statements of Revenues and Certain Expenses

	Year Ended December 31, 2010	Nine Months Ended September 30, 2011 (Unaudited)
Revenues:
Rental income	$3,640,798	$2,730,598
Tenant reimbursements	691,896	522,007
Other revenue	120,000	30,000

Total revenues	4,452,694	3,282,605

Certain expenses:
Property operating expenses	906,908	667,200
Real estate and other taxes	629,485	481,097
Property management fees	103,037	77,278

Total certain expenses	1,639,430	1,225,575

Revenues in excess of certain expenses	$2,813,264	$2,057,030

The accompanying notes are an integral part of the statements of revenues and certain expenses.

Heritage Commons IV

Notes to Statements of Revenues and Certain Expenses

Year Ended December 31, 2010 and Nine Months Ended September 30, 2011 (Unaudited)

(1) Organization and Basis of Presentation

The accompanying statements of revenues and certain expenses (the “Statements”) relate to a fee simple interest in a Class A office building known as Heritage Commons IV, located on approximately 10 acres of land in the Fort Worth, Texas metropolitan area (“Heritage Commons IV”). The building consists of three stories with approximately 164,000 rentable square feet and five parking spaces per 1,000 net rentable square feet for surface parking. Heritage Commons IV is located along Interstate 35W and is within Fort Worth’s master planned AllianceTexas development, a 17,000 acre, mixed-use development community.

The Statements have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, the Statements are not representative of the actual results of operations of Heritage Commons IV due to the exclusion of certain revenues and expenses which may not be comparable to the proposed future operations of Heritage Commons IV including depreciation and amortization expense, interest income and expense, amortization of above and below market leases, and other miscellaneous revenues and expenses not directly related to the proposed future operations of Heritage Commons IV.

On October 27, 2011, Global Income Trust, Inc. (the “Company”), through a subsidiary formed for such purpose, closed on the acquisition of Heritage Commons IV. The operating results of Heritage Commons IV subsequent to October 27, 2011 will be included in the consolidated financial statements of the Company and its subsidiaries. Prior to October 27, 2011, Heritage Commons IV was owned by Heritage Commons IV, Ltd., a Texas limited partnership (the “Prior Owner”), a third party not affiliated with the Company or its subsidiaries.

(2) Significant Accounting Policies

(a) Revenue Recognition

Rental revenue is recognized on a straight-line basis over the term of the lease when collectability is reasonably assured. Differences between rental revenue earned and amounts due under the lease are charged or credited, as applicable, to accrued rental revenue. The impact of the straight-line rent adjustment increased revenue by $206,238 for the year ended December 31, 2010 and $154,678 for the nine months ended September 30, 2011. Tenant reimbursements represent additional rents and are recognized in the period in which the related expenses are incurred.

Other revenue consists of fees relating to an expansion option that was ultimately terminated prior to the Company’s acquisition on October 27, 2011. Revenue from this option is recognized on a straight-line basis over the term of the option.

(b) Use of Estimates

Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenue and certain expenses during the reporting period to prepare the Statements in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

(c) Interim Period Statement (unaudited)

The interim statement of revenues and certain expenses for the nine months ended September 30, 2011 is unaudited. In the opinion of management, the unaudited interim information for the nine months ended September 30, 2011 includes all adjustments necessary to present fairly the revenues and certain expenses for such period.

Heritage Commons IV

Notes to Statements of Revenues and Certain Expenses – Continued

Year Ended December 31, 2010 and Nine Months Ended September 30, 2011 (Unaudited)

(3) Description of Leasing Arrangement

Heritage Commons IV is leased to Mercedes-Benz Financial Services USA, LLC, a full-service automotive finance company, under a non-cancelable operating lease. The lease expires on September 30, 2018 and may be renewed at the option of the tenant for two additional terms of five years each. Annualized base rent for Heritage Commons IV is currently approximately $3.43 million, payable monthly, increasing to approximately $3.85 million commencing October 1, 2013. In addition to base rent, the tenant is responsible for reimbursing the landlord for their electric charges and excess operating expenses. Excess operating expenses represent total operating expenses of Heritage Commons IV in excess of $5.75 per rental square foot ($944,915 per annum) less electric charges relating to the tenant which is reimbursed separately.

Future minimum base rentals on the non-cancelable operating lease at December 31, 2010, are as follows:

2011	$3,434,560
2012	3,434,560
2013	3,537,679
2014	3,847,036
2015	3,847,036
Thereafter	10,579,348

The above future minimum lease payments exclude tenant reimbursements, accrued rental revenue and amortization of any above/below-market lease intangibles.

(4) Related Party Transaction

Property management services for Heritage Commons IV prior to October 27, 2011 were performed by an affiliate of the Prior Owner. In connection therewith, Heritage Commons IV incurred property management fees of $103,037 and $77,278 for the year ended December 31, 2010 and the nine months ended September 30, 2011 (unaudited), respectively, representing approximately 2.5% of cash receipts from the tenant.

(5) Subsequent Events

Management has evaluated the events and transactions that have occurred through December 6, 2011, the date which the Statements were available to be issued, and noted no items requiring adjustment of the Statements or additional disclosure.

GLOBAL INCOME TRUST, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The accompanying Unaudited Pro Forma Consolidated Balance Sheet of Global Income Trust, Inc. and its subsidiaries (collectively, the “Company”) is presented as if the acquisition of Heritage Commons IV described in Note (2) had occurred on September 30, 2011.

The accompanying Unaudited Pro Forma Consolidated Statements of Operations of the Company are presented for the nine months ended September 30, 2011 and for the year ended December 31, 2010 (the “Pro Forma Periods”), and include certain pro forma adjustments to illustrate the estimated effect of the Company’s acquisition of Heritage Commons IV as if it had occurred on January 1, 2010.

This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company’s financial results if the transaction reflected herein had occurred on the date or been in effect during the periods indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company’s financial results in the future.

GLOBAL INCOME TRUST, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

	September 30, 2011
	Historical	Pro Forma Adjustments		Pro Forma

ASSETS

Real estate investments properties, net	$16,854,737	$22,941,000	(2)	$39,795,737
Cash and cash equivalents	6,963,567	856,300	(1)	1,540,479
		(5,250,000)	(2)
		(307,525)	(3)
		(721,863)	(4)
Restricted cash	423,462	—		423,462
Intangibles, net	6,049,739	8,059,000	(2)	14,108,739
Loan costs, net	652,494	307,525	(3)	960,019
Deposits on real estate	1,250,000	(1,250,000)	(2)	—
Other assets	207,109	109,955	(4)	317,064

Total assets	$32,401,108	$24,744,392		$57,145,500

LIABILITIES AND STOCKHOLDERS’ EQUITY

Mortgage notes payable	$12,337,683	$20,500,000	(2)	$32,837,683
Credit facility	2,827,050	—		2,827,050
Mezzanine loan	—	4,000,000	(2)	4,000,000
Due to related parties	850,999	—		850,999
Accounts payable and accrued expenses	510,857	—		510,857
Unearned rent	35,147	—		35,147
Real estate taxes payable	304,661	—		304,661
Distributions payable	115,514	—		115,514

Total liabilities	16,981,911	24,500,000		41,481,911

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value per share, authorized and unissued 200,000,000 shares	—	—		—
Common stock, $0.01 par value per share, 1,120,000,000 shares authorized; 2,248,939 shares issued and outstanding; 2,349,680 shares issued and outstanding, as adjusted	22,489	1,008	(1)	23,497
Capital in excess of par value	19,115,640	855,292	(1)	19,970,932
Accumulated distributions	(810,079)	—		(810,079)
Accumulated deficit	(2,908,853)	(611,908)	(4)	(3,520,761)

Total stockholders’ equity	15,419,197	244,392		15,663,589

Total liabilities and stockholders’ equity	$32,401,108	$24,744,392		$57,145,500

See accompanying notes to unaudited pro forma consolidated financial statements.

GLOBAL INCOME TRUST, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

	Year Ended December 31, 2010
	Historical	Pro Forma Adjustments			Pro Forma

Revenues:
Rental income from operating leases	$—	$3,670,260	(a	)	$3,670,260
Amortization of above market rent	—	(26,916)	(c	)	(26,916)
Tenant reimbursements	—	691,896	(a	)	691,896

Total revenues	—	4,335,240			4,335,240

Expenses:
Property operating expenses	—	1,536,393	(b	)	1,536,393
General and administrative	915,649	—			915,649
Organizational costs	13,302	—			13,302
Asset management fees to related party	—	284,167	(d	)	284,167
Property management fees to related party	—	123,794	(e	)	123,794
Depreciation and amortization	—	1,813,466	(c	)	1,813,466

Total expenses	928,951	3,757,820			4,686,771

Operating loss	(928,951)	577,420			(351,531)

Other income (expense):
Interest expense and loan cost amortization	—	(1,759,888)	(g	)	(1,759,888)

Total other income (expense)	—	(1,759,888)			(1,759,888)

Net loss	$(928,951)	$(1,182,468)			$(2,111,419)

Net loss per share of common stock (basic and diluted)	$(1.78)				$(2.01)

Weighted average number of shares of common stock outstanding (basic and diluted) (Note 5(h))	520,975				1,049,983

See accompanying notes to unaudited pro forma consolidated financial statements.

GLOBAL INCOME TRUST, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

	Nine Months Ended September 30, 2011
	Historical	Pro Forma Adjustments			Pro Forma

Revenues:
Rental income from operating leases	$695,970	$2,752,695	(a	)	$3,448,665
Amortization of above market rent	—	(21,065)	(c	)	(21,065)
Tenant reimbursements	223,660	522,007	(a	)	745,667

Total revenues	919,630	3,253,637			4,173,267

Expenses:
Property operating expenses	384,079	1,148,296	(b	)	1,532,375
General and administrative	893,333	—			893,333
Acquisition fees and expenses	765,030	(95,879)	(f	)	669,151
Asset management fees to related party	58,255	232,500	(d	)	290,755
Property management fees to related party	23,291	92,938	(e	)	116,229
Depreciation and amortization	386,968	1,419,235	(c	)	1,806,203

Total expenses	2,510,956	2,797,090			5,308,046

Operating loss	(1,591,326)	456,547			(1,134,778)

Other income (expense):
Interest and other income	195	—			195
Interest expense and loan cost amortization	(388,771)	(1,299,762)	(g	)	(1,688,533)

Total other income (expense)	(388,576)	(1,299,762)			(1,688,338)

Net loss	$(1,979,902)	$(843,215)			$(2,823,117)

Net loss per share of common stock (basic and diluted)	$(1.32)				$(1.30)

Weighted average number of shares of common stock outstanding (basic and diluted) (Note 5(h))	1,494,781				2,177,625

See accompanying notes to unaudited pro forma consolidated financial statements.

GLOBAL INCOME TRUST, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

1.	Basis of Presentation

The accompanying Unaudited Pro Forma Consolidated Balance Sheet of Global Income Trust, Inc. and its subsidiaries (collectively, the “Company”) is presented as if the acquisition of Heritage Commons IV described in Note 2 had occurred as of September 30, 2011. In addition, the Unaudited Pro Forma Consolidated Statements of Operations of the Company are presented for the nine months ended September 30, 2011 and the year ended December 31, 2010 (the “Pro Forma Periods”), and include certain pro forma adjustments to illustrate the estimated effect of the Company’s acquisition of Heritage Commons IV, described in Note 2, as if it had occurred on January 1, 2010. The amounts included in the historical columns represent the Company’s historical financial condition and operating results for the balance sheet date and the respective Pro Forma Period presented, respectively.

The accompanying unaudited pro forma consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X and do not include all of the information and note disclosures required by generally accepted accounting principles of the United States (“GAAP”). Pro forma financial information is intended to provide information about the continuing impact of a transaction by showing how a specific transaction or group of transactions might have affected historical financial statements. Pro forma financial information illustrates only the isolated and objectively measurable (based on historically determined amounts) effects of a particular transaction, and excludes effects based on judgmental estimates of how historical management practices and operating decisions may or may not have changed as a result of the transaction. Therefore, pro forma financial information does not include information about the possible or expected impact of current actions taken by management in response to the pro forma transaction, as if management’s actions were carried out in previous reporting periods.

This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company’s financial results if the Heritage Commons IV transaction reflected herein had occurred on the dates or been in effect during the periods indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company’s financial results or conditions in the future. In addition, this pro forma consolidated financial information does not include pro forma adjustments for other properties acquired during or subsequent to the Pro Forma Period. As of September 30, 2011, the Company owned two other properties and the results of their operations are included in the historical financial statements for the period they were owned by the Company.

2.	Pro Forma Transaction

On October 27, 2011, the Company acquired a fee simple interest in a Class A building with approximately 164,000 rentable square feet located on approximately ten acres of land in the Fort Worth, Texas metropolitan area (“Heritage Commons IV”) for $31 million. In addition, the Company incurred acquisition fees and costs totaling approximately $708,000, including expenses of approximately $96,000 that had been incurred as of September 30, 2011 and $573,500 in investment services fees to the Company’s advisor described below, in connection with the acquisition of Heritage Commons IV. The Company funded $24.5 million of the purchase price from the proceeds of a $20.5 million mortgage loan and a $4.0 million mezzanine loan, as described below, and paid the balance of the purchase price, closing costs, loan costs and other expenses from proceeds of its public offering of shares of common stock (the “Offering”).

GLOBAL INCOME TRUST, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED

2.	Pro Forma Transaction (continued)

The following summarizes the allocation of the purchase price for Heritage Commons IV and the estimated fair values of the assets acquired and liabilities assumed:

Land	$2,700,000
Land improvements	315,000
Building	12,900,000
Building improvements	3,000,000
Above market lease	248,000
In-place lease	7,811,000
Tenant improvements	4,026,000

Net assets acquired	$31,000,000

In connection with the acquisition of Heritage Commons IV, the Company obtained a $20.5 million mortgage loan (the “Senior Loan”). The Senior Loan bears interest at the rate of 6.018% per annum and will mature on November 1, 2016, subject to the Company’s right to extend the Senior Loan for an additional term not to exceed beyond September 1, 2018. For the extension period, if any, the interest rate will increase to no greater than 11.018% per annum. Principal and interest on the Senior Loan will be calculated based on a 25 year amortization, payable in equal monthly installments of $132,307. Assuming no prepayment of the Senior Loan is made and it is not extended for an additional term, the unpaid principal balance due on the Senior Loan on November 1, 2016 is anticipated to be approximately $18.5 million. The Senior Loan may be prepaid, at the Company’s option, only after the second anniversary of the date of the first monthly payment under the Senior Loan, subject to a yield maintenance charge.

In addition, the Company obtained a $4.0 million loan (the “Mezz Loan”). The Mezz Loan bears interest at the rate of 11% per annum and has the same maturity date and extension provision as the Senior Loan. However, if the Senior Loan is prepaid, the Mezz Loan must also be prepaid. Interest only payments, based on a 360-day year, are due monthly in the amount of $36,667 during the initial term. Assuming no prepayment of the Mezz Loan is made, the unpaid principal balance due on the loan at maturity will be $4 million. The Mezz Loan may be prepaid at any time, subject to certain additional payments. If the Mezz Loan is repaid on or before November 1, 2012, the Company must pay the interest that would have been payable for the balance of such first year. In addition, any prepayment is subject to the payment of an exit fee equal to a percentage of the related principal amount of the Mezz Loan that is prepaid (the “Exit Fee”). The Exit Fee increases during the passage of time and ranges from 1% for the first twenty-four months to 4% in the fifth year for prepayments made from the date of closing through and including the maturity date of any extended term of the Mezz Loan.

In connection with the Senior Loan and Mezz Loan, the Company incurred approximately $405,000 in loan costs. These costs have been capitalized and are being amortized as interest expense over the term of the loan.

Heritage Commons IV is 100% leased to Mercedes-Benz Financial Services USA, LLC, a full-service automotive finance company (the “MB Lease”). The MB Lease expires on September 30, 2018, and may be renewed at the option of the tenant for two additional terms of five years each. Monthly base rent on the MB Lease is $286,213, annualized base rent is approximately $3.43 million, and the effective annual base rent per leased square foot is $20.90 per square foot. Commencing on October 1, 2013, the annual base rent will increase to $320,586 per month for an annualized base rent of approximately $3.85 million or $23.41 per square foot.

GLOBAL INCOME TRUST, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED

2.	Pro Forma Transaction (continued)

The tenant also is responsible for payment of certain electrical expenses and operating expenses in excess of a specified amount for Heritage Commons IV, subject to caps on certain expenses. The lease is accounted for as an operating lease; therefore, revenue is recognized as rentals are earned and expenses (including depreciation) are charged to operations as incurred. Scheduled rental payments are recognized on a straight-line basis over the lease term so as to produce constant periodic rent in accordance with GAAP. Tenant reimbursements represent additional rental revenue and are recognized in the period in which the related expenses are incurred.

3.	Related Party Transactions

The Company’s external advisor is CNL Global Income Advisors, LLC (the “Advisor”). The Advisor is responsible for managing the Company’s affairs on a day-to-day basis and for identifying and making acquisitions and investments on behalf of the Company pursuant to an advisory agreement. The Advisor and certain affiliates are entitled to receive fees and compensation in connection with the acquisition and management of the Company’s assets.

Pursuant to the advisory agreement, the Advisor receives investment services fees equal to 1.85% of the purchase price of properties for services rendered in connection with the selection, evaluation, structure and purchase of assets. In connection with the acquisition of Heritage Commons IV, the Company incurred $573,500 in investment services fees payable to the Advisor. In addition, the Advisor is entitled to receive a monthly asset management fee of 0.08334% of the real estate asset value (as defined in the agreement) of the Company’s properties as of the end of the preceding month.

Pursuant to a master property management agreement, CNL Global Income Managers, LLC (the “Property Manager”) receives property management fees of up to 4.5% of gross revenues for management of the Company’s properties. The Company has agreed to pay the Property Manager property management fees equal to 3% of gross receipts of Heritage Commons IV.

4.	Adjustments to Pro Forma Consolidated Balance Sheet

The adjustments to the pro forma consolidated balance sheet represent adjustments needed to the Company’s historical results to present the Company’s financial condition as if Heritage Commons IV was acquired on September 30, 2011.

(1)	Represents gross proceeds of $1,007,412 from the sale of 100,741 shares during the period October 1, 2011 through October 26, 2011, less stock issuance costs totalling 15% of gross proceeds which have been netted against stockholders’ equity, assumed issued as of September 30, 2011 in connection with the acquisition of Heritage Commons IV as of such date.

(2)	Represents cash and borrowings under Senior Loan and Mezz Loan used to acquire Heritage Commons IV.

(3)	Represents additional loan costs incurred in connection with the Senior Loan and Mezz Loan described in Note (2) above.

(4)	Represents acquisition fees and expenses, as well as other expenses paid at closing, incurred subsequent to September 30, 2011, including the investment services fee payable to the Company’s Advisor in connection with the closing of Heritge Commons IV.

GLOBAL INCOME TRUST, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED

5.	Adjustments to Pro Forma Consolidated Statements of Operations

The adjustments to the pro forma consolidated statements of operations represent adjustments needed to the Company’s historical results to present operating results as if Heritage Commons IV was owned for the full Pro Forma Periods.

(a)	Represents rental income on a straight-line basis and tenant reimbursements for the applicable Pro Forma Periods.

(b)	Represents property operating expenses, excluding property management fees, for the applicable Pro Forma Periods.

(c)	Represents depreciation and amortization expense computed using the straight-line method over the estimated useful lives of the related assets for applicable Pro Forma Periods as follows:

		Pro Forma Adjustments
	Estimated Useful Life	Year Ended December 31, 2010	Nine Months Ended September 30, 2011

Land	Not applicable	$—	$—
Land improvements	15 years	20,125	15,750
Building	39 years	316,987	248,077
Building improvements	15 years	191,667	150,000
Above market lease	8.83 years	26,916	21,065
In-place lease	8.83 years	847,740	663,448
Tenant improvements	8.83 years	436,948	341,959

		$1,840,383	$1,440,299

Amortization expense related to above market leases is treated as a reduction to rental income for GAAP purposes. Other depreciation and amortization expense is treated as an expense in the pro forma statements of operations.

(d)	Represents asset management fees for the applicable Pro Forma Periods due to the Advisor in connection with the ownership of Heritage Commons IV as described in Note 3.

(e)	Represents property management fees due to the property manager in connection with the management of Heritage Commons IV as described in Note 3 for the applicable Pro Forma Periods.

(f)	Represents the reversal of acquisition fees and expenses recognized during the nine months ended September 30, 2011 related to the acquisition of Heritage Commons IV that are nonrecurring charges directly related to the pro forma transaction. The pro forma adjustment does not include the reversal of acquisition fees and expenses related to any other acquisitions.

(g)	Represents interest expense and amortization of loan costs relating to the Senior Loan and Mezz Loan as if the loans had been in place for the applicable Pro Forma Periods.

GLOBAL INCOME TRUST, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED

5.	Adjustments to Pro Forma Consolidated Statements of Operations (continued)

(h)	Historical earnings per share for the year ended December 31, 2010 was calculated based on the number of shares of common stock outstanding during the portion of 2010 the Company was operational (October 8, 2010 through December 31, 2010).

As a result of Heritage Commons IV being treated in the Pro Forma Consolidated Statements of Operations as operational since January 1, 2010, the Company assumed approximately 856,000 shares of common stock were sold in its Offering, and the net proceeds were available for the purchase of Heritage Commons IV as of January 1, 2010. Consequently, the weighted average number of shares outstanding for the Pro Forma Periods were adjusted to reflect this amount of shares being issued on January 1, 2010 instead of the actual dates issued, and were treated as outstanding for the full Pro Forma Period. Pro forma earnings per share were calculated based on the weighted average number of shares of common stock outstanding, as adjusted.

(i)	The Pro Forma Consolidated Statements of Operations do not include revenues associated with an option that was ultimately terminated prior to the Company’s acquisition of Heritage Commons IV. Further, the Pro Forma Consolidated Statements of Operations do not include expenses directly attributed to the Heritage Commons IV acquisition as they will be included in the net income (loss) of the Company within the 12 months following the transaction.

(j)	Funds from operations (“FFO”) is a non-GAAP financial measure that is widely recognized in the REIT industry as a supplemental measure of operating performance. FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. FFO was developed by NAREIT as a relative measure of performance of an equity REIT in order to recognize that income-producing real estate has historically not depreciated on the basis as determined under GAAP, which implies that the value of real estate assets diminishes predictably over time. Management of the Company believes that FFO is a useful measure that should be considered along with, but not as an alternative to, net income (loss) when evaluating operating performance.

In addition to FFO, management uses modified funds from operations (“MFFO”) as defined by the Investment Program Association (“IPA”) as a non-GAAP supplemental financial performance measure to evaluate the Company’s operating performance. MFFO includes funds generated by the operation of real estate investments and funds used in corporate-level operations. MFFO is based on FFO but includes certain additional adjustments for changes in the accounting and reporting principles under GAAP that have been modified or put into effect since the establishment of NAREIT’s definition of FFO. These changes have resulted in a significant increase in the magnitude of non-cash and non-operating items included in FFO, as defined. Such items include the treatment of acquisition fees and expenses, contingent purchase consideration subsequent to and in connection with acquisitions, amortization of out-of-market lease intangible assets and liabilities and certain tenant incentives, the effects of straight-line rental revenue recognition, fair value adjustments to derivative instruments that do not qualify for hedge accounting treatment, non-cash impairment charges and certain other items. Management uses MFFO to evaluate the financial performance of the Company’s investment portfolio. In addition, management uses MFFO as one of the metrics to evaluate and establish the Company’s distribution policy and the sustainability thereof. Management believes MFFO is one of several measures that may be useful to investors in evaluating the potential performance of the Company’s portfolio.

GLOBAL INCOME TRUST, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS – CONTINUED

5.	Adjustments to Pro Forma Consolidated Statements of Operations (continued)

Management believes that in order to facilitate an enhanced understanding of the Company’s operating performance between periods and as compared to other equity REITs, FFO and MFFO should be considered in conjunction with net income (loss) as reported in the accompanying Unaudited Pro Forma Consolidated Statements of Operations and notes thereto. FFO and MFFO (i) do not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO or MFFO, generally reflects all cash effects of transactions and other events that enter into the determination of net income (loss)), (ii) are not necessarily indicative of cash flow available to fund cash needs and (iii) should not be considered as alternatives to net income (loss) determined in accordance with GAAP as an indication of the Company’s operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or our ability to make distributions. FFO or MFFO as presented may not be comparable to amounts calculated by other companies.

The following table presents a reconciliation of pro forma net loss to pro forma FFO and pro forma MFFO for the year ended December 31, 2010 and nine months ended September 30, 2011:

	Year Ended December 31, 2010	Nine Months Ended September 30, 2011

Pro forma net loss	$(2,111,419)	$(2,823,117)
Adjustments:
Depreciation and amortization	1,813,466	1,806,203

Pro forma FFO	(297,953)	(1,016,914)
Adjustments:
Straight-lined rental income adjustments	(235,700)	(176,775)
Acquisition fees and expenses	—	669,151
Amortization of above market lease	26,916	21,065

Pro forma MFFO	$(506,737)	$(503,473)

Pro forma weighted average number of shares of common stock outstanding (basic and diluted)	1,049,983	2,177,625

Pro forma net loss per share (basic and diluted)	$(2.01)	$(1.30)

Pro forma FFO per share (basic and diluted)	$(0.28)	$(0.47)

Pro forma MFFO per share (basic and diluted)	$(0.48)	$(0.23)